Exhibit 31.1

Certification

I, Jonathan Steinberg, certify that:

1.	I have reviewed this annual report on Form 10-K/A of WisdomTree Investments, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ Jonathan Steinberg
Jonathan Steinberg
Chief Executive Officer (Principal Executive Officer)

Date: April 30, 2021